As filed with the Securities and Exchange Commission on May 15, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AXIS CAPITAL HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	98-0395986
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road Pembroke Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

AXIS Capital Holdings Limited 2007

Long-Term Equity Compensation Plan

(Full title of the plan)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, New York 10011

(Name and address of agent for service)

(212) 894-8940

(Telephone number, including area code, of agent for service)

Copies to:
Richard T. Gieryn, Jr., Esq. Executive Vice President and General Counsel AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke HM 08 Bermuda (441) 496-2600	David Brown, Esq. McKenna Long & Aldridge LLP 303 Peachtree Street Suite 5300 Atlanta, Georgia 30308 (404) 527-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Shares, par value $0.0125 per share	4,000,000	U.S. $24.43	U.S. $97,720,000	U.S. $5,452.78

(1)	Pursuant to paragraph (a) of Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also registered hereunder such indeterminate number of additional Common Shares as may become issuable under the above-captioned benefit plan as a result of stock splits, stock dividends or similar transactions that result in an increase in the number of the registrant’s outstanding Common Shares.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457. The proposed maximum aggregate offering price is based upon the average of the high and low prices of the Common Shares reported on the New York Stock Exchange on May 12, 2009.

PART I

Explanatory Note

On May 16, 2007, AXIS Capital Holdings Limited (the “Company”) filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (File No. 333-143024) (the “Registration Statement”), which registered 5,000,000 of its Common Shares, par value $0.0125 per share (the “Company Common Shares”) issuable under the terms of the 2007 Long Term Equity Compensation Plan of the Company ( the “Plan”).

On March 5, 2009 and May 6, 2009, the Company’s Board of Directors and shareholders, respectively, approved an amendment to the Plan to, among other things, increase the maximum number of Company Common Shares that may be issued under the Plan by 4,000,000 additional shares. This registration statement filed pursuant to the requirements of Form S-8 (this “Registration Statement”) has been filed to register the additional 4,000,000 Common Shares issuable under the Plan.

Pursuant to General Instruction E to Form S-8, the contents of the earlier Registration Statement are incorporated herein by reference.

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the Note to the instructions to Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by the registrant with the Commission are incorporated in this Registration Statement by reference and shall be deemed a part hereof:

1.	The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed on February 25, 2009.

2.	The registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, filed with the Commission on April 28, 2009.

3.	The description of the Company’s shares set forth under the heading “Description of Share Capital” in the Company’s Prospectus, dated February 15, 2006, filed pursuant to Rule 424(b) under the Securities Act, which constitutes a part of the Company’s Registration Statement on Form S-3, as amended (File No. 333-118023), filed under the Securities Act, including any amendment or report filed for the purpose of updating such description.

In addition, all reports and documents filed by the registrant under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be part of this Registration Statement from the filing date of each such document.

Item 4.	Description of Securities

Not Applicable.

Item 5.	Interests of Named Experts and Counsel

Not Applicable.

Item 6.	Indemnification of Directors and Officers

Bye-law 30 of the Company’s bye-laws provides, among other things, that: the directors, officers and any other persons appointed to a committee of the board of directors of the Company, and their heirs, executors and administrators (collectively, the “Indemnitees”), shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; provided, that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree not subject to appeal, to have committed fraud or dishonesty. Bye-law 30 also provides that the Company may advance moneys to the Indemnitees or any of them for the costs, charges and expenses incurred by them in defending any civil or criminal proceedings against them, on condition that any person to whom such moneys are advanced shall repay the advance if any allegation of fraud or dishonesty is proved against such person.

Bye-law 31 of the Company’s bye-laws provides that each shareholder agrees to waive any claim or right of action it might have, whether individually or by or in the right of the Company, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for the Company, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer.

The Bermuda Companies Act of 1981, as amended (the “Companies Act”), provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the company’s bye-laws or in a contract or arrangement between the company and the director, indemnifying such director against any liability which would attach to him in respect of his fraud or dishonesty will be void.

The Company has purchased directors and officers liability insurance policies. Such insurance would be available to the Company’s directors and officers in accordance with its terms. In addition, certain directors may be covered by directors and officers liability insurance policies purchased by their respective employers.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
4.1	Certificate of Incorporation and Memorandum of Association of the Company.(1)

4.2	Amended and Restated Bye-laws of the Company.

4.3	Specimen Common Share Certificate.(2)

4.4	AXIS Capital Holdings Limited 2007 Long-Term Equity Compensation Plan, as amended and restated.

5.1	Opinion of Conyers Dill & Pearman.

23.1	Consent of Deloitte & Touche.

23.2	Consent of Conyers Dill & Pearman (included as part of Exhibit 5.1).

24.1	Power of Attorney to file future amendments (set forth on the signature page of the Registration Statement).

(1)	Previously filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Amendment No. 1) (File No. 333-103620), filed with the Commission on April 16, 2003.
(2)	Previously filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) (File No. 333-103620), filed with the Commission on June 10, 2003.

Item 9.	Undertakings

(a)	RULE 415 OFFERING.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hamilton, Bermuda on this 15th day of May 2009.

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ John R. Charman
John R. Charman
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each of the registrant and each director or officer of the registrant whose individual signature appears below hereby appoints David B. Greenfield, John J. Murray and Richard T. Gieryn, Jr. and each of them, any of whom may act without the joinder of the others, as the true and lawful attorney-in-fact and agent of the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and, in connection with any registration of additional securities, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John R. Charman	President and Chief Executive Officer, Director (Principal Executive Officer)	May 15, 2009
John R. Charman

/s/ David B. Greenfield	Chief Financial Officer (Principal Financial Officer)	May 15, 2009
David B. Greenfield

/s/ Gordon W. McFadden	Controller (Controller)	May 15, 2009
Gordon W. McFadden

/s/ Geoffrey Bell	Director	May 15, 2009
Geoffrey Bell

/s/ Michael A. Butt	Director	May 15, 2009
Michael A. Butt

/s/ Charles A. Davis	Director	May 15, 2009
Charles A. Davis

/s/ Robert L. Friedman	Director	May 15, 2009
Robert L. Friedman

/s/ Donald J. Greene	Director	May 15, 2009
Donald J. Greene

/s/ Christopher V. Greetham	Director	May 15, 2009
Christopher V. Greetham

/s/ Jurgen Grupe	Director	May 15, 2009
Jürgen Grupe

/s/ Maurice A. Keane	Director	May 15, 2009
Maurice A. Keane

/s/ Sir Andrew Large	Director	May 15, 2009
Sir Andrew Large

/s/ Cheryl-Ann Lister	Director	May 15, 2009
Cheryl-Ann Lister

/s/ Henry B. Smith	Director	May 15, 2009
Henry B. Smith

/s/ Frank J. Tasco	Director	May 15, 2009
Frank J. Tasco

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of AXIS Capital Holdings Limited in the State of New York on this 13th day of May 2009.

By:	/s/ Terence Hardley
Name:	Terence Hardley
Title:	Asst. Secretary

INDEX TO EXHIBITS

Exhibit	Description
4.1	Certificate of Incorporation and Memorandum of Association of the Company.(1)

4.2	Amended and Restated Bye-laws of the Company.

4.3	Specimen Common Share Certificate.(2)

4.4	AXIS Capital Holdings Limited 2007 Long-Term Equity Compensation Plan, as amended and restated.

5.1	Opinion of Conyers Dill & Pearman.

23.1	Consent of Deloitte & Touche.

23.2	Consent of Conyers Dill & Pearman (included as part of Exhibit 5.1).

24.1	Power of Attorney to file future amendments (set forth on the signature page of the Registration Statement).

(1)	Previously filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Amendment No. 1) (File No. 333-103620), filed with the Commission on April 16, 2003.
(2)	Previously filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) (File No. 333-103620), filed with the Commission on June 10, 2003.